Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Colleen Rodriguez
Adobe
408-536-6803
corodrig@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Revenue
Company Achieves First $3 Billion Quarter

SAN JOSE, Calif. - March 12, 2020 - Adobe (Nasdaq:ADBE) today reported financial results for its first quarter fiscal year 2020 ended Feb. 28, 2020.
First Quarter Fiscal Year 2020 Financial Highlights

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Adobe achieved record quarterly revenue of $3.09 billion in its first quarter of fiscal year 2020, which represents 19 percent year-over-year growth. Diluted earnings per share was $1.96 on a GAAP basis, and $2.27 on a non-GAAP basis. Adobe’s earnings per share results factor an expense charge related to the cancellation of corporate events including Adobe Summit due to the COVID-19 situation, which impacted both GAAP and non-GAAP earnings per share by $0.07 in the quarter.

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Digital Media segment revenue was $2.17 billion, which represents 22 percent year-over-year growth. Creative revenue grew to $1.82 billion and Document Cloud revenue was $351 million. Digital Media Annualized Recurring Revenue (“ARR”) grew to $8.73 billion exiting the quarter, a quarter-over-quarter increase of $400 million. Creative ARR grew to $7.58 billion, and Document Cloud ARR grew to $1.15 billion.

•	Digital Experience segment revenue was $858 million, representing 15 percent year-over-year growth.

•	GAAP operating income in the first quarter was $937 million, and non-GAAP operating income was $1.25 billion. GAAP net income was $955 million, and non-GAAP net income was $1.11 billion.

•	Cash flow from operations was $1.32 billion.

•	Remaining Performance Obligation exiting the quarter was $9.91 billion.

•	Adobe repurchased approximately 2.4 million shares during the quarter.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Executive Quotes

"We delivered a record Q1 and our first $3 billion quarter," said Shantanu Narayen, president and CEO, Adobe. “Our strategy in light of the COVID-19 situation has been to ensure the well-being of our employees, serve our customers and focus on our long-term opportunity.”

"Adobe delivered strong revenue, earnings and cash flow in our first quarter," said John Murphy, executive vice president and CFO, Adobe. "Our recurring revenue model and the real-time visibility we have into our business uniquely positions Adobe to manage through an uncertain environment."

Adobe Provides Second Quarter Fiscal Year 2020 Financial Targets

Adobe today is providing second quarter financial targets that factor the expected impact of the global uncertainty caused by the COVID-19 situation based on the latest data and information available. While the company’s revenue and earnings are relatively predictable as a result of its subscription-based business model, Adobe expects it will be impacted in the following areas:

•	Enterprises deferring bookings decisions, delaying consulting services implementations and reducing marketing spend;

•	Consumers reducing spending in countries more adversely impacted by the COVID-19 situation; and

•	Software license revenue driven by channel partners.
These impacts are expected to be more prominent in countries and industries most affected by the crisis.
The following table summarizes Adobe’s second quarter fiscal year 2020 targets.

Total revenue	Approximately $3.175 billion
Digital Media segment revenue	Approximately 19 percent year-over-year growth
Digital Media annualized recurring revenue (ARR)	Approximately $385 million of net new ARR
Digital Experience segment revenue	Approximately 12 percent year-over-year growth
Tax rate	GAAP: ~(10) percent	Non-GAAP: ~10 percent
Share count	~486 million shares
Earnings per share	GAAP: ~$2.10	Non-GAAP: ~$2.35

A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release.
Adobe to Webcast Earnings Conference Call
Adobe will webcast its first quarter fiscal year 2020 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, the effects of the outbreak of COVID-19 on our business and results of operations, market trends, customer success, revenue, operating margin, seasonality, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, information security and privacy, potential interruptions or delays in hosted services provided by us or third parties, macroeconomic conditions and economic impact of the COVID-19 epidemic, risks associated with cyber-attacks, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, failure to effectively manage critical strategic third-party business relationships, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2019 ended Nov. 29, 2019, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2020.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Feb. 28, 2020, which Adobe expects to file in March 2020. Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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©2020 Adobe Inc. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Inc. (or one of its subsidiaries) in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In millions, except per share data; unaudited)

	Three Months Ended
	February 28, 2020	March 1, 2019
Revenue:
Subscription	$2,825	$2,305
Product	143	171
Services and support	123	125
Total revenue	3,091	2,601

Cost of revenue:
Subscription	355	288
Product	7	12
Services and support	90	97
Total cost of revenue	452	397

Gross profit	2,639	2,204

Operating expenses:
Research and development	532	465
Sales and marketing	857	781
General and administrative	271	216
Amortization of intangibles	42	47
Total operating expenses	1,702	1,509

Operating income	937	695

Non-operating income (expense):
Interest expense	(33)	(41)
Investment gains (losses), net	(3)	44
Other income (expense), net	18	4
Total non-operating income (expense), net	(18)	7
Income before income taxes	919	702
Provision for (benefit from) income taxes	(36)	28
Net income	$955	$674
Basic net income per share	$1.98	$1.38
Shares used to compute basic net income per share	482	488
Diluted net income per share	$1.96	$1.36
Shares used to compute diluted net income per share	488	494

Condensed Consolidated Balance Sheets
(In millions; unaudited)

	February 28, 2020	November 29, 2019
ASSETS

Current assets:
Cash and cash equivalents	$2,688	$2,650
Short-term investments	1,483	1,527
Trade receivables, net of allowances for doubtful accounts of $9 and $10, respectively	1,389	1,535
Prepaid expenses and other current assets	895	783
Total current assets	6,455	6,495

Property and equipment, net	1,340	1,293
Operating lease right-of-use assets, net	504	—
Goodwill	10,691	10,691
Other intangibles, net	1,626	1,721
Other assets	598	562
Total assets	$21,214	$20,762

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$265	$209
Accrued expenses	1,241	1,399
Debt	—	3,149
Deferred revenue	3,489	3,378
Income taxes payable	149	56
Operating lease liabilities	84	—
Total current liabilities	5,228	8,191

Long-term liabilities:
Debt	4,113	989
Deferred revenue	125	123
Income taxes payable	530	616
Deferred income taxes	48	140
Operating lease liabilities	514	—
Other liabilities	191	173
Total liabilities	10,749	10,232

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in-capital	6,665	6,504
Retained earnings	15,390	14,829
Accumulated other comprehensive income (loss)	(189)	(188)
Treasury stock, at cost	(11,401)	(10,615)
Total stockholders’ equity	10,465	10,530
Total liabilities and stockholders’ equity	$21,214	$20,762

Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Three Months Ended
	February 28, 2020	March 1, 2019
Cash flows from operating activities:
Net income	$955	$674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	188	186
Stock-based compensation	217	185
Unrealized investment (gains) losses, net	6	(42)
Other non-cash adjustments	(70)	(18)
Changes in deferred revenue	114	166
Changes in other operating assets and liabilities	(85)	(138)
Net cash provided by operating activities	1,325	1,013

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	48	111
Purchases of property and equipment	(94)	(65)
Purchases and sales of long-term investments, intangibles and other assets, net	(2)	(78)
Acquisitions, net of cash acquired	—	(100)
Net cash used for investing activities	(48)	(132)

Cash flows from financing activities:
Purchases of treasury stock	(850)	(500)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock re-issuances	(379)	(281)
Proceeds from issuance of debt	3,144	—
Repayment of debt	(3,150)	—
Other financing activities, net	2	(3)
Net cash used for financing activities	(1,233)	(784)
Effect of exchange rate changes on cash and cash equivalents	(6)	(1)
Net increase in cash and cash equivalents	38	96
Cash and cash equivalents at beginning of period	2,650	1,643
Cash and cash equivalents at end of period	$2,688	$1,739

Non-GAAP Results
(In millions, except per share data)
The following table shows Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	February 28, 2020	March 1, 2019	November 29, 2019
Operating income:

GAAP operating income	$937	$695	$970
Stock-based and deferred compensation expense	214	187	208
Amortization of intangibles	94	103	96
Non-GAAP operating income	$1,245	$985	$1,274

Net income:

GAAP net income	$955	$674	$852
Stock-based and deferred compensation expense	214	187	208
Amortization of intangibles	94	103	96
Investment (gains) losses, net	3	(44)	(5)
Income tax adjustments	(159)	(76)	(33)
Non-GAAP net income	$1,107	$844	$1,118

Diluted net income per share:

GAAP diluted net income per share	$1.96	$1.36	$1.74
Stock-based and deferred compensation expense	0.44	0.38	0.43
Amortization of intangibles	0.19	0.21	0.20
Investment (gains) losses, net	0.01	(0.09)	(0.01)
Income tax adjustments	(0.33)	(0.15)	(0.07)
Non-GAAP diluted net income per share	$2.27	$1.71	$2.29

Shares used in computing diluted net income per share	488	494	489

Non-GAAP Results (continued)

The following table shows Adobe's first quarter fiscal year 2020 GAAP tax rate reconciled to the non-GAAP tax rate included in this release.

First Quarter Fiscal 2020
Effective income tax rate:

GAAP effective income tax rate	(4.0)%
Income tax adjustments	15.0
Resolution of income tax examinations	1.0
Stock-based and deferred compensation expense	(1.4)
Amortization of intangibles	(0.6)
Non-GAAP effective income tax rate	10.0%

Reconciliation of GAAP to Non-GAAP Financial Targets
(Shares in millions)

The following table shows Adobe's second quarter fiscal year 2020 GAAP earnings per share target reconciled to the non-GAAP financial target included in this release.

Second Quarter Fiscal 2020
Diluted net income per share:

GAAP diluted net income per share	$2.10
Stock-based and deferred compensation expense	0.51
Amortization of intangibles	0.19
Income tax adjustments	(0.45)
Non-GAAP diluted net income per share	$2.35

Shares used to compute diluted net income per share	486

The following table shows Adobe’s second and fourth quarter fiscal year 2020 GAAP tax rate targets reconciled to the non-GAAP targets included in this release.

	Second Quarter Fiscal 2020	Fourth Quarter Fiscal 2020
Effective income tax rate:

GAAP effective income tax rate	(10.0)%	(85.0)%
Trading structure change	20.0	95.0
Income tax adjustments	2.0	2.0
Stock-based and deferred compensation expense	(1.8)	(1.5)
Amortization of intangibles	(0.2)	(0.5)
Non-GAAP effective income tax rate	10.0%	10.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of intangibles, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.